Exhibit 1.1

Execution Version

11,250,000 Common Units

HI-CRUSH PARTNERS LP

UNDERWRITING AGREEMENT

August 15, 2012

BARCLAYS CAPITAL INC.

MORGAN STANLEY & CO. LLC

As Representatives of the several

   Underwriters named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Hi-Crush Proppants LLC, a Delaware limited liability company (the “Sponsor”), the sole unitholder in Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), proposes to sell an aggregate of 11,250,000 common units, representing limited partner interests in the Partnership (the “Common Units”). The aggregate of 11,250,000 Common Units to be purchased from the Sponsor are called the “Firm Units.” In addition, the Sponsor proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of 1,687,500 additional Common Units on the terms set forth in Section 3 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Units.” This Agreement is to confirm the agreement concerning the purchase of the Units from the Sponsor by the Underwriters.

As of the date hereof, the Sponsor owns directly (i) a 100% limited partner interest in the Partnership, (ii) 100% of the outstanding limited liability company interests in Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”) and (iii) 100% of the limited liability company interests in each of Hi-Crush Chambers LLC, a Delaware limited liability company (“Chambers”), Hi-Crush Railroad LLC, a Delaware limited liability company (“Railroad”), Hi-Crush Wyeville LLC, a Delaware limited liability company (“Wyeville”), and Hi-Crush Operating LLC, a Delaware limited liability company (“Operating”). Chambers, Railroad, Wyeville and Operating are collectively referred to herein as the “Operating Subsidiaries.” The General Partner owns a non-economic general partner interests in the Partnership.

It is understood and agreed by the parties hereto that the following transactions will occur at or prior to the closing of the offering of the Firm Units on the Initial Delivery Date (as hereinafter defined):

(a) the parties thereto will consummate the transactions contemplated by the Contribution, Conveyance and Assumption Agreement dated as of August 15, 2012 (the “Contribution Agreement”), which provides that:

(i) the Sponsor will contribute 100% of the limited liability company interests in each of the Operating Subsidiaries to the Partnership;

(ii) the Partnership will issue to the Sponsor (A) an aggregate of 13,640,351 Common Units and 13,640,351 subordinated units representing limited partner interests (“Subordinated Units”) and (B) all of the incentive distribution rights (“Incentive Distribution Rights”) in the Partnership;

(b) the Partnership, as borrower, will enter into a new revolving credit facility (the “Credit Agreement”);

(c) the Partnership, the General Partner and the Sponsor will enter into an omnibus agreement, which will address the Partnership’s use of the name “Hi-Crush,” certain environmental and indemnification matters and certain other matters (the “Omnibus Agreement”);

(d) the Sponsor and the General Partner will enter into the First Amended and Restated Agreement of Limited Partnership of the Partnership (as it may be amended from time to time, the “A&R Partnership Agreement”); and

(e) the Sponsor will amend and restate the General Partner’s limited liability company agreement (such amended and restated agreement, the “A&R General Partner LLC Agreement”).

The transactions contemplated in subsections (a) through (e) above are referred to herein as the “Transactions.” The Contribution Agreement, the Credit Agreement and the Omnibus Agreement are collectively referred to herein as the “Transaction Documents.” The Partnership and the General Partner, are collectively called the “Partnership Parties.” The Partnership Parties and the Operating Subsidiaries are called the “Partnership Entities.” The Partnership Parties and the Sponsor are collectively called the “Hi-Crush Parties.”

The “Organizational Agreements” shall mean the limited liability company agreements of the Operating Subsidiaries. The “Operative Agreements” shall mean the Agreement of Limited Partnership of Hi-Crush Partners LP, dated as of May 9, 2012 (as it may be amended from time to time, the “Partnership Agreement”) and the Limited Liability Company Agreement of the General Partner, dated May 9, 2012 (as it may be amended from time to time, the “General Partner Agreement”). The “Organizational Documents” shall mean the Operative Agreements or the Organizational Agreements, as applicable, and the certificates of limited partnership or certificates of formation of the Partnership Entities.

1. Representations, Warranties and Agreements of the Partnership Parties. The Partnership Parties hereby, jointly and severally, represent, warrant and agree that:

(a) A registration statement on Form S-1 (File No. 333-182574) relating to the Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the

Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means 2:00 p.m. (New York City time) on August 15, 2012;

(ii) “Effective Date” means the date and time as of which any part of such registration statement or any post-effective amendment thereto was declared effective by the Commission;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto and each Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Units, as filed with the Commission pursuant to Rule 424(b) under the Securities Act; and

(vii) “Registration Statement” means such registration statement, as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement, and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference to “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. Any reference to the term “Registration Statement” shall be deemed to include any abbreviated registration statement to register additional Common Units under Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”).

The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose has been instituted or threatened by the Commission.

(b) The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Units, is not on the date hereof and will not be on the applicable Delivery Date, an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(c) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed in all material respects on the Effective Date, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(d) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(e) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(f) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Partnership has been and is an “emerging growth company,” as defined in Section 3(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act. The Partnership (a) has not alone engaged in any Testing-the-Waters Communication and (b) has not authorized anyone to engage in Testing-the-Waters Communications. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication, when taken together with the Pricing Disclosure Package, did not, when used as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which such statements were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f). At least 21 days has elapsed between the initial filing of the Registration Statement with the Commission and the commencement of the “road show” as defined in Rule 433(h)(4) under the Securities Act.

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(h) The Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule IV hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus listed in Schedule IV hereto, in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(i) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule VI hereto. The Partnership has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(j) Each of the Partnership Entities and each of their subsidiaries has been duly formed and is validly existing and in good standing as a limited partnership or limited liability company under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Partnership Entities and their subsidiaries taken as a whole (“Material Adverse Effect”). The Partnership Entities and each of their subsidiaries have all limited liability company or limited partnership power and authority, as applicable, necessary to own or hold their properties and to conduct the businesses in which they are engaged in all material respects as described in the Registration Statement and the most recent Preliminary Prospectus. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

(k) The Sponsor owns 100% of the outstanding limited liability company interests (“Membership Interests”) in the General Partner; such Membership Interests are duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Sponsor owns such Membership Interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except as described in the Registration Statement and the most recent Preliminary Prospectus.

(l) The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and the most recent Preliminary Prospectus.

(m) The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest is duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest free and clear of all Liens.

(n) At each applicable Delivery Date, after giving effect to the Transactions, the Sponsor will own all of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the Sponsor will own such Incentive Distribution Rights free and clear of all Liens, except as described in the Registration Statement and the most recent Preliminary Prospectus.

(o) Immediately prior to the Initial Delivery Date, after giving effect to the Transactions but prior to the Closing, the Sponsor will own 13,640,351 Common Units and 13,640,351 Subordinated Units (together, the “Sponsor Units”), such Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware LP Act); such Sponsor Units will constitute the only units of the Partnership issued and outstanding and the Sponsor will own such Sponsor Units free and clear of all Liens, except pledges of Sponsor Units (exclusive of the Firm Units) in connection with the Credit Agreement, dated as of April 6, 2012, by and among Sponsor, the lenders party thereto and Amegy Bank National Association, as administrative agent (as amended, supplemented or otherwise modified, the “Sponsor Credit Facility”).

(p) Other than the Partnership Entities, the General Partner does not own, and at any Delivery Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q) After giving effect to the Transactions, other than (i) the Partnership’s ownership, directly or indirectly, of 100% of the limited liability company interest in each of the Operating Subsidiaries, and (ii) any subsidiaries which, individually or in the aggregate, would not be deemed to be a “significant subsidiary” of the Partnership (as such term is defined in Section 1-02(w) of Regulation S-X of the Act), the Partnership does not own, and at any Delivery Date will not, directly or indirectly, (1) own, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(r) At the Initial Delivery Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of 13,640,351 Common Units, 13,640,351 Subordinated Units, the GP Interest and the Incentive Distribution Rights.

(s) Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority to execute, deliver and perform its respective obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

(t) The offering and sale of the Firm Units by the Sponsor, the execution, delivery and performance of this Agreement by the Partnership Parties and the consummation of the transactions contemplated hereby and by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Partnership Entities and their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Partnership Entities or any of their respective subsidiaries is a party or by which the Partnership Entities or any of their respective subsidiaries is bound or to which any of the property or assets of the Partnership Entities or any of their respective subsidiaries is subject; (ii) result in any violation of the provisions of the Organizational Documents; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective subsidiaries or any of their properties or assets.

(u) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Partnership Parties or any of their respective subsidiaries or any of their properties or assets is required for the offer and sale of the Firm Units, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated hereby, except for the registration of the Firm Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications (i) as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state securities laws in connection with the purchase and sale of the Firm Units by the Underwriters (ii) as have been, or prior to the Initial Delivery Date will be, obtained or (iii) that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the Transactions.

(v) The historical financial statements (including the related notes and supporting schedules) included in the most recent Preliminary Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein.

(w) The pro forma financial statements included in the most recent Preliminary Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the most recent Preliminary Prospectus. The pro forma financial statements included in the most recent Preliminary Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.

(x) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Sponsor and of the Partnership, whose reports appear in the most recent Preliminary Prospectus and who have delivered the initial letter referred to in Section 8(f) hereof, are independent public accountants as required by the Securities Act and the rules and regulations thereunder.

(y) The Partnership Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Sponsor and of the Partnership in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the assets of the Sponsor and of the Partnership is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the assets of the Sponsor and of the Partnership is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Sponsor and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, there were no material weaknesses in the internal controls of the Sponsor and of the Partnership.

(z) (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Parties, each subsidiary thereof and the Sponsor maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Parties and the Sponsor is accumulated and communicated to management of the Partnership, its subsidiaries and the Sponsor, including their respective principal executive officers and principal financial officers, as appropriate, and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(aa) Since the date of the most recent balance sheet of the Sponsor and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, (i) the Partnership Parties and the Sponsor have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership, any of its subsidiaries or the Sponsor to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership, its subsidiaries and the Sponsor; and (ii) there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates” set forth in the most recent Preliminary Prospectus complies in all material respects with the applicable provisions of the Securities Act.

(cc) There is not, and has not been, any failure on the part of the Partnership or any of the officers of the General Partner, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(dd) Except as described in the most recent Preliminary Prospectus, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than as contemplated by the Contribution Agreement), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) made any distribution, and since such date, there has not been any change in the partnership or limited liability company interests, as applicable, or long-term debt of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity/partners’ capital, properties, management, business or prospects of the Partnership Entities and their subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee) The Partnership Entities and each of their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens as are described in the most recent Preliminary Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities and their subsidiaries. All assets held under lease by the Partnership Entities and their subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership Entities and their subsidiaries.

(ff) The Partnership Entities and each of their subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus. The Partnership Entities and each of their subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the most recent Preliminary Prospectus. None of the Partnership Entities nor any of their subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except in each case, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(gg) The Partnership Entities and each of their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(hh) Except as described in the most recent Preliminary Prospectus, there are no legal or governmental proceedings pending to which the Partnership Parties or any of their subsidiaries is a party or of which any property or assets of the Partnership Parties or any of their subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(ii) There are no contracts or other documents required to be described in the Registration Statement or the most recent Preliminary Prospectus or filed as exhibits to the Registration Statement, that are not described and filed as required. The statements made in the most recent Preliminary Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that the other parties to any such contract or other document have any intention not to render full performance as contemplated by the terms thereof.

(jj) The statements made in the most recent Preliminary Prospectus under the caption “The Partnership Agreement,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings in all material respects.

(kk) The Partnership Entities and each of their subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities and their subsidiaries are in full force and effect; the Partnership Entities and each of their subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Partnership Entities nor any of their subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Partnership Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Partnership Entities nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ll) No relationship, direct or indirect, exists between or among the Partnership, on the one hand, and the officers, stockholders, customers or suppliers of the Partnership, on the other hand, that is required to be described in the most recent Preliminary Prospectus which is not so described.

(mm) Except as described in the most recent Preliminary Prospectus, no labor disturbance by or dispute with the employees of the Partnership or any of its subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(nn) None of the Partnership Entities nor any of their subsidiaries (i) are in violation of their organizational documents, (ii) are in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which they are a party or by which they are bound or to which any of their properties or assets is subject, or (iii) are in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or their property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their property or to the conduct of their business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) The Partnership Entities and each of their subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and (ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Preliminary Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Partnership Entities or any of their subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership Entities and their subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Partnership and its subsidiaries, and (z) neither of the Partnership Parties anticipates material capital expenditures relating to Environmental Laws.

(pp) The Partnership Entities have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities, nor do the Partnership Entities have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against any Partnership Entity, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) Except as would not have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan for which the Partnership or any member of its Controlled Group would have any liability, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr) The statistical and market-related data included in the most recent Preliminary Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable in all material respects.

(ss) The Partnership is not, and as of the applicable Delivery Date, after giving effect to the offer and sale of the Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, will not be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(tt) The statements set forth in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Description of the Common Units”, “Material U.S. Federal Income Tax Consequences”, “Underwriting” and “Investment in Hi-Crush Partners LP by Employee Benefit Plans”, insofar as they purport to summarize the provisions of the laws referred to therein, are accurate summaries in all material respects.

(uu) John T. Boyd Company, whose report appears in the most recent Preliminary Prospectus and who has delivered the letter referred to in Section 8(h) hereof, was, as of the date of such report, and is, as of the date hereof, an independent mining engineer and geologist with respect to the Partnership.

(vv) Except as described in the Registration Statement and the most recent Preliminary Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Securities Act.

(ww) Except as described in the Registration Statement and the most recent Preliminary Prospectus, neither of the Partnership Parties nor any of the Operating Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Units.

(xx) The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(yy) The Partnership Parties and their affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(zz) The Units have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(aaa) The Partnership Parties have not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Units, will not distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication to which the Representatives have consented in accordance with Sections 1(i) and 6(a)(vi).

(bbb) None of the Partnership Entities nor any of their subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ccc) None of the Partnership Entities nor any of their subsidiaries, nor any officer, agent, employee or other person associated with or acting on behalf of the Partnership or any of the Operating Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ddd) The operations of the Partnership Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of the Operating Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(eee) None of the Partnership Entities nor any of their subsidiaries nor any officer, agent, employee or affiliate of the Partnership or any of the Operating Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(fff) Each Preliminary Prospectus, the Prospectus, each Written Testing-the-Waters Communication and each Issuer Free Writing Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which such Preliminary Prospectus, Prospectus or such Written Testing-the-Waters Communications or such Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body, other than such as have been obtained, is required under the securities laws and regulations of any foreign jurisdiction in which the Directed Units are offered or sold outside the United States.

(ggg) The Partnership has not offered, or caused Morgan Stanley & Co. LLC to offer, Units to any person pursuant to the Directed Unit Program (as defined in Section 4 hereof) with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership to alter the customer’s or supplier’s level or type of business with the Partnership or (ii) a trade journalist or publication to write or publish favorable information about the Partnership, its business or its products.

(hhh) All information related to the sand reserves of the Partnership Entities and their respective subsidiaries included in the Registration Statement as of the Effective Date and each Delivery Date (the “Sand Reserve Information”), (i) was and is accurate in all material respects, (ii) complies in all material respects with the requirements of the Securities Act and the requirements of the Exchange Act, as applicable, and (iii) when read together with the other information in the Prospectus, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sand Reserve Information has been calculated in accordance with standard mining engineering procedures used in the sand industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Sand Reserve Information were and are reasonable in all material respects.

(iii) The Registration Statement, the Prospectus, the Pricing Disclosure Prospectus and any preliminary prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Pricing Disclosure Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program.

(jjj) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Units (as defined in Section 4 hereof) in any jurisdiction where the Directed Units are being offered.

Any certificate signed by any officer of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Partnership Parties, as to matters covered thereby, to each Underwriter.

2. Representations and Warranties of Sponsor. The Sponsor hereby represents, warrants and agrees that:

(a) The Sponsor has been duly formed and is validly existing and in good standing as a limited liability company under the laws of Delaware.

(b) Neither the Sponsor nor any person acting on behalf of the Sponsor (other than, if applicable, the Partnership and the Underwriters) has used or referred to any Free Writing Prospectus relating to the Units without the prior written consent of the Representatives, except as set forth on Schedule VI hereto.

(c) After giving effect to the Transactions, the Sponsor will have good and valid title to the Units and any “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect thereof, free and clear of all Liens, and immediately prior to any Delivery Date on which the Sponsor is selling Units, the Sponsor will have good and valid title to the Units to be sold by the Sponsor hereunder on such Delivery Date and any “security entitlement” within the meaning of Section 8-501 of the UCC in respect thereof, free and clear of all Liens.

(d) The Units are subject to the interests of the Underwriters and the obligations of the Sponsor hereunder shall not be terminated by any act of the Sponsor, by operation of law or the occurrence of any other event.

(e) Upon payment for the Units to be sold by the Sponsor pursuant to this Agreement, delivery of such Units, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), the registration of such Units in the name of Cede or such other nominee and the crediting of such Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Units) (i) DTC will acquire good and marketable title to the Units free and clear of all Liens, (ii) DTC shall be a “protected purchaser” of such units within the meaning of Section 8-303 of the UCC, (iii) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Units, and (iv) an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, the Sponsor may assume that when such payment, delivery and crediting occur, (x) the Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with the certificate of limited partnership of the Partnership, the Partnership Agreement and applicable law, (y) DTC will be registered as a “clearing corporation”

within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) The Sponsor has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Sponsor.

(g) The offering and sale of the Units to be sold by the Sponsor, the execution, delivery and performance of this Agreement by the Sponsor and the consummation by the Sponsor of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Sponsor, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Sponsor is a party or by which the Sponsor is bound or to which any of the property or assets of the Sponsor is subject; (ii) result in any violation of the provisions of the certificate of formation or limited liability company agreement of the Sponsor; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Sponsor or its subsidiaries or any of their properties or assets.

(h) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Sponsor or any of its subsidiaries or any of their properties or assets is required for the offer and sale of the Units, the execution, delivery and performance of this Agreement by the Sponsor, the consummation of the transactions contemplated hereby, except for the registration of the Units under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications (i) as may be required under the Exchange Act, and applicable state securities laws in connection with the purchase and sale of the Units by the Underwriters or (ii) as have been, or prior to the Initial Delivery Date or the Option Unit Delivery Date, as applicable, will be, obtained.

(i) To the knowledge of the Sponsor, the Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(j) To the knowledge of the Sponsor, the Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(k) To the knowledge of the Sponsor, the Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(l) To the knowledge of the Sponsor, the Pricing Disclosure Package, when taken together with each Issuer Free Writing Prospectus listed in Schedule VI hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package or any Issuer Free Writing Prospectus listed in Schedule VI hereto, in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 9(f).

(m) The Sponsor is not prompted to sell Units by any information concerning the Partnership that is not set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n) The Sponsor has not taken, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

Any certificate signed by any officer of the Sponsor and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by the Sponsor, as to matters covered thereby, to each Underwriter.

3. Purchase of the Units by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Sponsor agrees to sell 11,250,000 Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Sponsor grants to the Underwriters an option to purchase up to 1,687,500 additional Option Units. Such option is exercisable in the event that the Underwriters sell more Units than the number of Firm Units in the offering and as set forth in Section 5 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of shares of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Units.

The purchase price payable by the Underwriters for both the Firm Units and any Option Unit is $15.95875 per unit.

The Sponsor is not obligated to deliver any of the Firm Units or Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Units to be purchased on such Delivery Date as provided herein.

4. Offering of Units by the Underwriters. Upon authorization by the Representatives of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions to be set forth in the Prospectus.

Morgan Stanley & Co. LLC has agreed to reserve a portion of the Units to be purchased by it under this Agreement for sale to the Partnership’s directors, officers, employees and business associates and other parties related to the Partnership (collectively, “Participants”), as set forth in the Prospectus under the heading “Underwriting” (the “Directed Unit Program”). The Units to be sold by Morgan Stanley & Co. LLC and its affiliates pursuant to the Directed Unit Program are referred to hereinafter as the “Directed Units”. Any Directed Units not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Sponsor agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.

5. Delivery of and Payment for the Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Sponsor. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Sponsor to or upon the order of the Sponsor of the purchase price by wire transfer in immediately available funds to the accounts specified by the Sponsor. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Sponsor shall deliver the Firm Units through the facilities of DTC unless the Representatives shall otherwise instruct.

The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Sponsor by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 3 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date”, and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Units by the Sponsor and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Sponsor. On the Option Unit Delivery Date, the Sponsor shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Sponsor to or upon the order of the Sponsor of the purchase price by wire transfer in immediately available funds to the accounts specified by the Sponsor. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Sponsor shall deliver the Option Units through the facilities of DTC unless the Representatives shall otherwise instruct.

6. Further Agreements of the Hi-Crush Parties and the Underwriters. (a) The Partnership Parties agree:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after they receive notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the

Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at that subsequent time, not misleading, the Partnership Parties will promptly notify the Representatives and will promptly amend or supplement, at their own expense, such Written Testing-the Waters Communication to eliminate or correct such untrue statement or omission.

(ii) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any Written Testing-the-Waters Communication; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership Parties or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement, or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(vi) Not to make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Partnership, Rule 158).

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Units for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (A) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Common Units issued pursuant to employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof, or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof)), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8 in respect of employee benefit plans, qualified option plans or other employee compensation plans existing on the date hereof), or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives, and to cause each officer, director and Unitholder of the Partnership Parties set forth on Schedule V hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. and Morgan Stanley & Co. LLC, on behalf of the Underwriters, agree not to require such extension in writing.

(xi) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.

(xii) If the Partnership elects to rely upon Rule 462(b) under the Securities Act, the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xiii) In connection with the Directed Unit Program, to ensure that the Directed Units will be restricted from sale, transfer, assignment, pledge or hypothecation to the same extent as sales and dispositions of Common Units by the Sponsor are restricted pursuant to Section 6(b)(i), and Morgan Stanley & Co. LLC will notify the Sponsor as to which participants in the Directed Unit Program (“Directed Unit Participants”) will need to be so restricted. At the request of Morgan Stanley & Co. LLC, the Sponsor will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time as is consistent with Section 6(a)(x).

(xiv) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Units are offered in connection with the Directed Unit Program.

(xv) The Partnership Parties and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

(xvi) The Partnership Parties and their respective affiliates will do and perform all things required or necessary to be done and performed under this Agreement by them prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Units.

(xvii) The Partnership will promptly notify the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Units within the meaning of the Securities Act and (b) completion of the 180-day restricted period referred to in Section 6(a)(x) hereof.

Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 6(a), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

(b) The Sponsor agrees:

(i) During the Lock-Up Period, not to, directly or indirectly, (A) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units (other than the Units), it being understood that no pledge of any Common Units or securities convertible into or exercisable for Common Units by the Sponsor pursuant to the terms of the Sponsor Credit Facility shall be deemed a breach of this Section 6(b)(i), (B) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (C) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership, or (D) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and Morgan Stanley & Co. LLC, on behalf of the Underwriters; notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless Barclays Capital Inc. and Morgan Stanley & Co. LLC, on behalf of the Underwriters, agree not to require such extension in writing.

(ii) Prior to engaging in any transaction or taking any other action that is subject to the terms of Section 6(b)(i) during the period from the date of this Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to Section 6(b)(i)) has expired.

(iii) Neither the Sponsor nor any person acting on behalf of the Sponsor (other than, if applicable, the Partnership and the Underwriters) shall use or refer to any “free writing prospectus” (as defined in Rule 405 under the Securities Act), relating to the Units.

(iv) To deliver to the Representatives prior to the Initial Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Sponsor is a non-United States person) or Form W-9 (if the Sponsor is a United States person).

(v) The Sponsor will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Units.

7. Expenses. The Sponsor agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication and any amendment or supplement thereto, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Units; (e) any required review by the Financial Industry Regulatory Authority, Inc. (the “FINRA”) of the terms of sale of the Units (including related fees and expenses of counsel to the Underwriters in an amount that is not greater than $40,000); (f) the listing of the Units on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Units under the securities laws of the several jurisdictions as provided in Section 6(a)(ix) and the preparation, printing and distribution of a

Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Underwriters); (i) the offer and sale of shares of the Units by the Underwriters in connection with the Directed Unit Program, including the reasonable fees and disbursements of counsel to the Underwriters related thereto, the costs and expenses of preparation, printing and distribution of the Directed Unit Program material and all stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program; (j) the investor presentations on any “road show” undertaken in connection with the marketing of the Units, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Partnership, but excluding 50% of the cost of any aircraft chartered in connection with the road show and (k) all other costs and expenses incident to the performance of the obligations of the Partnership or the Sponsor under this Agreement; provided that, except as provided in this Section 7 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters and the Sponsor shall pay any transfer taxes payable in connection with its sale of Units; and provided further that, in the event (i) the Sponsor shall fail to tender the Units for delivery to the Underwriters for any reason, or (ii) the Underwriters shall decline to purchase the Units for any reason under the Agreement, then Barclays Capital Inc. shall not be entitled to receive the structuring fee, payable by the Sponsor, for the evaluation, analysis and structuring of the Partnership. The provisions of this Section shall not supersede or otherwise affect any agreement that the Sponsor and its affiliates may otherwise have for the allocation of such expenses among themselves.

8. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Hi-Crush Parties contained herein, to the performance by the Hi-Crush Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a)(i). The Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Partnership has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Fulbright & Jaworski L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein (in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which such statements were made) or is necessary to make the statements therein not misleading.

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Units, the Registration Statement, the Prospectus, any Written Testing-the-Waters Communication and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Vinson & Elkins L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Partnership and the Sponsor, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(e) The Representatives shall have received from Fulbright & Jaworski L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(g) With respect to the letter of PricewaterhouseCoopers LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) At the time of execution of this Agreement, the Representatives shall have received from John T. Boyd Company an initial letter (the “initial expert letter”), in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof and a subsequent letter dated as of the Delivery Date, which such letter shall cover the period from any initial expert letter to the Delivery Date, stating the conclusions and findings of such firm with respect to the Partnership’s estimated sand reserves as is customary to underwriters in connection with registered public offerings.

(i) The Partnership and the Sponsor shall each have furnished to the Representatives a certificate, dated such Delivery Date, of the Chief Executive Officer and the Chief Financial Officer of each of the General Partner and the Sponsor as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements of the Partnership Parties in Section 1 or the Sponsor in Section 2, as applicable, are true and correct on and as of such Delivery Date, and the Partnership Parties or the Sponsor, as applicable, have complied with all their agreements contained herein and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and

(iii) They have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(j) Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities nor any of their subsidiaries shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capitalization or long-term debt of the Partnership or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, members’/partners’ capital, properties, management, business or prospects of the Partnership and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(l) The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(m) The Lock-Up Agreements between the Representatives and the officers, directors and unitholders of the Partnership Parties set forth on Schedule V, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(n) On or prior to each Delivery Date, the Partnership shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) The Partnership Parties hereby agree to indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of such underwriter who has, or who is alleged to have, participated in the offering of the Units (such affiliate being referred to herein as a “Participating Affiliate”), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, Participating Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Partnership in connection with the marketing of the offering of the Units, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus (“Marketing Materials”), (E) any Blue Sky application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (F) any Written Testing-the-Waters Communication or in any amendment or supplement thereto; or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or in any Written Testing-the-Waters Communication or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein (in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in light of the circumstances under which such statements were made) not misleading, and shall reimburse each Underwriter and each such Participating Affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, Participating Affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership Parties shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or in any Written Testing-the-Waters Communication or in any amendment or supplement thereto, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 9(f). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any Participating Affiliate, director, officer, employee or controlling person of that Underwriter.

(b) The Sponsor hereby agrees to indemnify and hold harmless each Underwriter, its directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each Participating Affiliate, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Units), to which that Underwriter, Participating Affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any Marketing Materials, (E) any Written Testing-the-Waters Communication or in any amendment or supplement thereto, or (F) any “free writing prospectus” (any such “free writing prospectus that was prepared by or on behalf of the Sponsor or used or referred to by the Sponsor in connection with the offering of the Units in violation of Section 6(b)(iii) being referred to as a “Sponsor Free Writing Prospectus”), or (G) any Blue Sky Application, (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials, any Blue Sky Application or any Sponsor Free Writing Prospectus, any material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, or (iii) any breach of any representation or warranty of the Sponsor in this Agreement or any certificate or other agreement delivered pursuant hereto or contemplated hereby and shall reimburse each Underwriter, and each such Participating Affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, Participating Affiliate, directors, officer, employee or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The liability of the Sponsor under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate net proceeds received by the Sponsor, after deducting underwriting fees and commissions but before deducting expenses from the offering of the Units purchased under this Agreement received by the Sponsor, as set forth in the table on the cover page of the Prospectus. The foregoing indemnity agreement is in addition to any liability that the Sponsor may otherwise have to any Underwriter or any affiliate, director, officer, employee or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Sponsor, the Partnership Parties, the General Partner and the Sponsor’s directors, the officers and employees of the Partnership Parties and the Sponsor, and each person, if any, who controls the Sponsor or the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership Parties, the Sponsor, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any Blue Sky Application or in any Written Testing-the-Waters Communication or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials, any Blue Sky Application or in any Written Testing-the-Waters Communication or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, (in the case of any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Water Materials, in light of the circumstances under which such statements were made) but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 9(f). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership Parties, the Sponsor or any such director, officer, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 9 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expense of more than one separate counsel (in addition to local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding). No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 9 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 9(a), 9(b), 9(c) or 9(g) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Hi-Crush Parties, on the one hand, and the Underwriters, on the other, from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Hi-Crush Parties, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Hi-Crush Parties, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Units purchased under this Agreement (before deducting expenses) received by the Partnership Parties and the Sponsor, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Sponsor, the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Sponsor, the Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 9(e) shall be deemed to include, for purposes of this Section 9(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Units exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 9(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and the Hi-Crush Parties acknowledge and agree that the statements regarding delivery of Units by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership Parties and the Sponsor by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or in any amendment or supplement thereto or in any Marketing Materials.

(g) The Sponsor shall indemnify and hold harmless Morgan Stanley & Co. LLC (including its affiliates, directors, officers and employees) and each person, if any, who controls Morgan Stanley & Co. LLC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (“MS Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the MS Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Sponsor for distribution to Directed Unit Participants in connection with the Directed Unit Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of, or is based upon, the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase, or (iii) is otherwise related to the Directed Unit Program; provided that the Sponsor shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the MS Entities. The Sponsor shall reimburse the MS Entities promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred.

10. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Units that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Units by the non-defaulting Underwriters or other persons satisfactory to the Sponsor on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Units, then the Sponsor shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Sponsor that they have so arranged for the purchase of such Units, or the Sponsor notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Units, either the non-defaulting Underwriters or the Sponsor may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or the Sponsor or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Sponsor as provided in paragraph (a) above, the total number of Units that remains unpurchased does not exceed one-eleventh of the total number of Units, then the Sponsor shall have the right to require each non-defaulting Underwriter to purchase the total number of Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Units that such Underwriter agreed to purchase hereunder) of the Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Sponsor as provided in paragraph (a) above, the total number of Units that remain unpurchased exceeds one-eleventh of the total number of Units, or if the Sponsor shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Hi-Crush Parties, except that the Hi-Crush Parties will continue to be liable for the payment of expenses as set forth in Sections 7 and 12 and except that the provisions of this Section 10 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Hi-Crush Parties or any non-defaulting Underwriter for damages caused by its default.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Sponsor prior to delivery of and payment for the Units if, prior to that time, any of the events described in Sections 8(j) and 8(k) shall have occurred or if the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Sponsor shall fail to tender the Units for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement (other than the events described in Sections 8(j) and 8(k)), the Partnership Parties and the Sponsor will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership Parties and the Sponsor shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Hi-Crush Parties shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13. Research Analyst Independence. The Hi-Crush Parties acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their respective investment banking divisions. The Hi-Crush Parties hereby waive and release, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Hi-Crush Parties by such Underwriters’ investment banking divisions. The Hi-Crush Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. The Hi-Crush Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Hi-Crush Parties and any other person, on the one hand, and the Underwriters, on the other, exists; (b) the Underwriters are not acting as advisors, expert or otherwise, to the Hi-Crush Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the Hi-Crush Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Underwriters may have to the Hi-Crush Parties shall be limited to those duties and obligations specifically stated herein; and (d) the Underwriters and their respective affiliates may have interests that differ from those of the Hi-Crush Parties. The Hi-Crush Parties hereby waive any claims that the Hi-Crush Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 9(d), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019 (Fax: 212-520-0421) and (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New

York 10036, Attention: Equity Syndicate Desk, (Fax: 212-507-4075), with a copy, in the case of any notice pursuant to Section 9(d), to the Legal Department, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 and (Fax: 212-507-4075);

(b) if to the Sponsor or to the Partnership, shall be delivered or sent by mail or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: General Counsel (Fax: (713) 963-0088).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Hi-Crush Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Barclays Capital Inc. on behalf of the Representatives.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Hi-Crush Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Hi-Crush Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Underwriters contained in Section 9(c) of this Agreement shall be deemed to be for the benefit of the directors of the Partnership Parties, the officers of the Partnership Parties and the Sponsor who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties, the Sponsor and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. Waiver of Jury Trial. The Hi-Crush Parties and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Execution Version

If the foregoing correctly sets forth the agreement among the Hi-Crush Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

HI-CRUSH PARTNERS LP

By:		Hi-Crush GP LLC,
its general partner

	By:	/s/ Robert E. Rasmus
Name: Robert E. Rasmus
Title: Co-Chief Executive Officer

HI-CRUSH GP LLC

By:		/s/ Robert E. Rasmus
Name: Robert E. Rasmus
Title: Co-Chief Executive Officer

HI-CRUSH PROPPANTS LLC

By:		/s/ Robert E. Rasmus
Name: Robert E. Rasmus
Title: Co-Chief Executive Officer

BARCLAYS CAPITAL INC. MORGAN STANLEY & CO. LLC

For themselves and as Representatives of the several Underwriters named in Schedule I hereto

By Barclays Capital Inc.

By:	/s/ Authorized Representative
Authorized Representative

By:	Morgan Stanley & Co. LLC

By:	/s/ Authorized Representative
Authorized Representative

SCHEDULE I

Underwriters	Number of Firm Units

Barclays Capital Inc	2,587,500
Morgan Stanley & Co. LLC	2,587,500
Credit Suisse Securities (USA) LLC	1,743,750
UBS Securities LLC	1,743,750
Raymond James & Associates, Inc.	1,125,000
RBC Capital Markets, LLC	1,012,500
Robert W. Baird & Co. Incorporated	450,000

Total	11,250,000

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1. Public offering price—$17.00 per Unit

2. Number of shares offered—11,250,000 Common Units and an option to purchase up to an aggregate of 1,687,500 additional Common Units

SCHEDULE III

TESTING-THE-WATERS COMMUNICATIONS

None.

SCHEDULE IV

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Road Show Presentation regarding the Partnership’s Initial Public Offering, dated August 2012

SCHEDULE V

PERSONS DELIVERING LOCK-UP AGREEMENTS

Robert E. Rasmus

James M. Whipkey

Jefferies V. Alston, III

Robert L. Cabes, Jr.

John R. Huff

Trevor T. Turbidy

Steven A. Webster

Joseph C. Winkler III

Laura C. Fulton

Mark C. Skolos

Chad M. McEver

SCHEDULE VI

ISSUER FREE WRITING PROSPECTUS

None.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

BARCLAYS CAPITAL INC.

MORGAN STANLEY & CO. LLC

As Representatives of the several

  Underwriters named in Schedule I,

c/o Barclays Capital Inc.

200 Park Avenue

New York, New York 10166

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Units”) of Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Units (including, without limitation, Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Units, [except for transfers of Units (i) to an affiliate or (ii) as a bona fide gift (provided that, in the case of any such transfer contemplated in clauses (i) or (ii), (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-up Letter Agreement and (B) no filing under the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Units shall be required or voluntarily made during the Lock-Up Period (as defined below)], (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Units or securities convertible into or exercisable or exchangeable for Units or any other securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus relating to the Offering (such 180-day period, the “Lock-Up Period”).

Exhibit A-1

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs, or (2) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives agree not to require such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, the undersigned will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless the undersigned has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Hi-Crush Proppants LLC, a Delaware limited liability company (the “Sponsor”), notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Sponsor and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Hi-Crush Parties (to be defined in the Underwriting Agreement) and the Underwriters.

[Signature page follows]

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

Exhibit A-3

EXHIBIT B

FORM OF OPINION OF PARTNERSHIP’S AND SPONSOR’S COUNSEL

(a) Each of the Partnership Entities has been duly organized, is validly existing and in good standing as a limited liability company or a limited partnership under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction set forth opposite its name on the attached Schedule I. The Sponsor has been duly organized, is validly existing and in good standing as a limited liability company under the laws of the State of Delaware, is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction set forth opposite its name on the attached Schedule I.

(b) The Partnership Entities have all limited partnership or limited liability company, as applicable, power and authority necessary to own or hold their properties and conduct their respective businesses as described in the Pricing Disclosure Package and the Prospectus.

(c) As of the date hereof, immediately after offer and sale of the Firm Units to the Underwriters in accordance with the Agreement and assuming no purchase by the Underwriters of any of the Option Units, the issued and outstanding limited partner interests in the Partnership consist of (i) 2,390,351 common units and 13,640,351 subordinated units issued to the Sponsor (the “Sponsor Units”), (ii) 11,250,000 common units constituting the Firm Units and (iii) the Incentive Distribution Rights. The Sponsor Units and the Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued, in accordance with the A&R Partnership Agreement, and are fully paid (to the extent required by the A&R Partnership Agreement) and non-assessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(d) The Firm Units to be offered and sold by the Sponsor to the Underwriters under the Agreement have been duly authorized in accordance with the A&R Partnership Agreement, and, when issued and delivered to the Underwriters upon payment therefore in accordance with the Agreement, will be validly issued, in accordance with the A&R Partnership Agreement, fully paid (to the extent required by the A&R Partnership Agreement) and non-assessable (except to the extent such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(e) The Agreement has been duly and validly authorized, executed and delivered by each of the Hi-Crush Parties.

(f) As of the date hereof, none of (i) the execution and delivery of the Agreement by any of the Hi-Crush Parties, (ii) the offer and sale of the Firm Units by the Sponsor to the Underwriters pursuant to the Agreement:

(A) constituted, constitutes or will constitute a violation of the A&R Partnership Agreement, the Partnership’s certificate of limited partnership or the limited liability company agreement (or other similar organizational documents) of the Sponsor; or

Exhibit B-1

(B) constituted, constitutes or will constitute a breach of or a default under any of the agreements of the Partnership Entities or the Sponsor that were identified to such counsel by an officer of the Partnership, the General Partner or the Sponsor as being material to the Partnership Entities or the Sponsor, taken as a whole, and listed in Exhibit [—] to this opinion; or

(C) resulted, results or will result in the violation of (1) applicable laws of the United States of America, (2) the Delaware LLC Act or the Delaware LP Act, or (3) any court or governmental orders, writs, judgments or decrees specifically directed to the Partnership or the Sponsor that were identified to such counsel by an officer of the Partnership, the General Partner or the Sponsor as being material to the Partnership Entities or the Sponsor and their subsidiaries, taken as a whole, and listed in Exhibit [—]; or

(D) required or requires any consents, approvals, or authorizations to be obtained by the Partnership or the Sponsor from, or any registrations, declarations or filings to be made by the Partnership or the Sponsor with, any governmental authority under (1) applicable laws of the United States of America or (2) the Delaware LLC Act or Delaware LLC Actthat have not been obtained or made.

(g) The Registration Statement was declared effective under the Securities Act as of August 15, 2012, and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission.

(h) The Registration Statement at the Effective Date, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-1 under the Securities Act and the rules and regulations of the Commission thereunder; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules, or other financial data, or any sand reserves data, included in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and the Prospectus are correct and complete.

(i) The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions.” “Provisions of Our Partnership Agreement Related to Cash Distributions,”

Exhibit B-2

“Description of The Common Units” and “The Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Common Units, constitute accurate summaries of the terms of such Common Units in all material respects.

(j) The statements made in each of the most recent Preliminary Prospectus and the Prospectus under the captions “The Partnership Agreement” and “Investment in Hi-Crush Partners LP by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.

(k) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely on such opinion as if it were addressed to them.

(l) The Partnership is not an “investment company” within the meaning of the Investment Partnership Act of 1940, as amended.

(m) Immediately prior to the time of purchase, the Sponsor was the sole registered owner of the Units, free and clear of all Liens (except as described in the Preliminary Prospectus and the Prospectus) (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Sponsor as debtor is on file with the Secretary of State of the State of Delaware or (ii) otherwise known to such counsel without independent investigation.

(n) Upon the payment for the Units to be sold by the Sponsor pursuant to the Agreement, delivery of such Units, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, the registration of such Units in the name of Cede or such other nominee and the crediting of the Units on the books of DTC to “securities accounts” (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor the Underwriters have “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) to such Units) (i) the Underwriters will acquire a “security entitlement” (within the meaning of Section 8-102(a)(17) of the UCC) in respect of such Units and (ii) no action based on any “adverse claim” (within the meaning of Section 8-102(a)(1) of the UCC) to such Units may be asserted against the Underwriters with respect to such “security entitlement”; in giving this opinion, such counsel may assume that when such payment, delivery and crediting occur, (x) such Units will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Partnership’s unit registry in accordance with its certificate of limited partnership, the A&R Partnership Agreement and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of Texas, the laws of the State of New York, the Delaware LLC Act and the Delaware LP Act.

Exhibit B-3

In addition, such counsel shall state that they have reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and have participated in conferences with officers and other representatives of the General Partner, the Partnership and the Sponsor and the independent registered public accounting firm of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(a) the Registration Statement, at the time it became effective on August 15, 2012, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b) the Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c) the Prospectus, as of its date or as of such Delivery Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to (i) the financial statements or other financial data or (ii) any sand reserve information contained in or omitted from the Registration Statement, the Prospectus or the most recent Preliminary Prospectus.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the General Partner, the Partnership and the Sponsor and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of New York, the laws of the State of Texas, the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (v) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

Exhibit B-4